Exhibit 99.1

Rithm Capital Corp. Announces First Quarter 2023 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital” or the “Company”) today reported the following information for the first quarter ended March 31, 2023:

First Quarter 2023 Financial Highlights:

•	GAAP net income of $68.9 million, or $0.14 per diluted common share(1)
•	Earnings available for distribution of $171.1 million, or $0.35 per diluted common share(1)(2)
•	Common dividend of $120.8 million, or $0.25 per common share
•	Book value per common share of $11.67(1)

	Q1 2023		Q4 2022
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.14		$0.17
GAAP Net Income	$68.9	million	$81.8	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.35		$0.33
Earnings Available for Distribution(2)	$171.1	million	$156.9	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$120.8	million	$118.6	million

“Rithm delivered great performance in the first quarter of 2023” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “In contrast to the volatile macro environment and the stress in the regional banking sector, we produced consistent results, generating $0.35 in earnings available for distribution per share and posting book value of $11.67 per share.”

“Over a year into the Fed’s aggressive tightening cycle, we have effectively navigated the market and positioned our Company for success. Our focus on credit and risk management, and our opportunistic approach to capital management has served the Company and its shareholders extremely well. Our expansion into the private capital business and our emphasis on quality performance in our existing portfolio will drive our Company through its next phase of growth. With plenty of uncertainty still to play out in the financial services space, Rithm is well-positioned to continue deploying capital into attractive opportunities. We look forward to seeing Rithm’s success as we move through 2023 and beyond.”

First Quarter 2023 Company Highlights:

•	Origination & Servicing (Mortgage Company)
•	Combined segment pre-tax income of $164.0 million(3)
•	Quarterly origination funded production volume of $7.0 billion
•	Estimated Q2’23 funded origination volume of approximately $7 to $9 billion

•	Total Rithm MSR Portfolio Summary
•	MSR portfolio totaled $603 billion in unpaid principal balance (“UPB”) at March 31, 2023 compared to $609 billion UPB at December 31, 2022(4)
◦	Portfolio average CPR of approximately 5%
•	Servicer advance balances of $3.0 billion as of March 31, 2023, relatively flat compared to balances as of December 31, 2022

•	Mortgage Loans Receivable
•	Quarterly origination funded production volume of $376 million through Genesis Capital LLC

(1)
Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 482,846,911 and 480,852,723 weighted average diluted shares for the quarters ended March 31, 2023 and December 31, 2022, respectively. Per share calculations of Book Value are based on 483,017,747 common shares outstanding as of March 31, 2023.

(2)
Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)	Includes noncontrolling interests.

(4)	Includes excess and full MSRs.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of the Company’s website, www.rithmcap.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Thursday, May 4, 2023 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors section of Rithm Capital’s website, www.rithmcap.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital First Quarter 2023 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10178198/f937038cf2.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, May 11, 2023 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “6803150.”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022
Revenues
Servicing fee revenue, net and interest income from MSR financing receivables	$469,839	$452,923
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(105,691), and $(108,914), respectively)	(142,304)	(162,028)
Servicing revenue, net	327,535	290,895
Interest income	346,614	365,541
Gain on originated residential mortgage loans, held-for-sale, net	109,268	105,966
	783,417	762,402
Expenses
Interest expense and warehouse line fees	309,068	283,250
General and administrative	167,155	189,295
Compensation and benefits	188,880	208,185
	665,103	680,730
Other income (loss)
Realized and unrealized gains (losses) on investments, net	(75,649)	9,764
Other income (loss), net	30,478	(3,650)
	(45,171)	6,114
Income before income taxes	73,143	87,786
Income tax expense (benefit)	(16,806)	(18,047)
Net income	$89,949	$105,833
Noncontrolling interests in income (loss) of consolidated subsidiaries	(1,300)	1,668
Dividends on preferred stock	22,395	22,411
Net income attributable to common stockholders	$68,854	$81,754

Net income per share of common stock
Basic	$0.14	$0.17
Diluted	$0.14	$0.17
Weighted average number of shares of common stock outstanding
Basic	478,167,178	473,715,100
Diluted	482,846,911	480,852,723

Dividends declared per share of common stock	$0.25	$0.25

Consolidated Balance Sheets
($ in thousands, except share data)

	March 31, 2023 (Unaudited)	December 31, 2022
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$8,886,209	$8,889,403
Real estate and other securities	8,987,572	8,289,277
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	766,784	816,275
Residential mortgage loans, held-for-sale ($2,743,809 and $3,297,271 at fair value, respectively)	2,841,320	3,398,298
Single-family rental properties, held-for-investment	968,987	971,313
Mortgage loans receivable, at fair value	1,946,422	2,064,028
Residential mortgage loans subject to repurchase	1,189,907	1,219,890
Cash and cash equivalents	1,434,697	1,336,508
Restricted cash	365,649	281,126
Servicer advances receivable	2,594,271	2,825,485
Receivable for investments sold	—	473,126
Other assets	1,836,833	1,914,607
	$31,818,651	$32,479,336
Liabilities and Equity

Liabilities
Secured financing agreements	$11,760,930	$11,257,736
Secured notes and bonds payable ($598,070 and $632,404 at fair value, respectively)	9,728,605	10,098,943
Residential mortgage loan repurchase liability	1,189,907	1,219,890
Unsecured senior notes, net of issuance costs	545,490	545,056
Payable for investments purchased	—	731,216
Dividends payable	131,941	129,760
Accrued expenses and other liabilities	1,507,235	1,486,667
	24,864,108	25,469,268
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 and 51,964,122 issued and outstanding, $1,299,104 and $1,299,104 aggregate liquidation preference, respectively	1,257,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 483,017,747 and 473,715,100 issued and outstanding, respectively	4,832	4,739
Additional paid-in capital	6,062,051	6,062,019
Retained earnings (accumulated deficit)	(470,562)	(418,662)
Accumulated other comprehensive income	40,631	37,651
Total Rithm Capital stockholders’ equity	6,894,206	6,943,001
Noncontrolling interests in equity of consolidated subsidiaries	60,337	67,067
Total equity	6,954,543	7,010,068
	$31,818,651	$32,479,336

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Earnings available for distribution is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) termination fee to affiliate; (iii) non-cash deferred compensation expense; (iv) non-capitalized transaction-related expenses; and (v) deferred taxes, which are not representative of current operations.

The Company’s definition of earnings available for distribution includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of earnings available for distribution excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of earnings available for distribution also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under the fair value option. Earnings available for distribution adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in earnings available for distribution.

Earnings available for distribution includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	March 31, 2023	December 31, 2022
Net income attributable to common stockholders	$68,854	$81,754
Adjustments:
Impairment	(2,803)	690
Realized and unrealized (gains) losses on investments, net	114,874	50,090
Other (income) loss, net	5,350	44,317
Non-capitalized transaction-related expenses	427	2,219
Deferred taxes	(16,845)	(26,348)
Interest income on residential mortgage loans, held-for-sale	—	1,838
Earnings available for distribution of equity method investees:
Excess mortgage servicing rights	1,217	2,319
Earnings available for distribution	$171,074	$156,879

Net income per diluted share	$0.14	$0.17
Earnings available for distribution per diluted share	$0.35	$0.33

Weighted average number of shares of common stock outstanding, diluted	482,846,911	480,852,723

SEGMENT INFORMATION
($ in thousands)

	Origination and Servicing			Residential Securities, Properties and Loans
First Quarter 2023	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$349,424	$120,415	$—	$—	$—	$—	$469,839
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(105,691))	—	(37,526)	(104,778)	—	—	—	—	(142,304)
Servicing revenue, net	—	311,898	15,637	—	—	—	—	327,535
Interest income	25,533	84,233	24,559	114,247	22,766	58,337	16,939	346,614
Gain on originated mortgage loans, held-for-sale, net	112,822	(4,601)	—	—	1,047	—	—	109,268
Total revenues	138,355	391,530	40,196	114,247	23,813	58,337	16,939	783,417
Interest expense	29,995	81,074	31,702	98,292	26,192	30,692	11,121	309,068
G&A and other	140,512	100,834	69,241	630	9,383	16,231	19,204	356,035
Total operating expenses	170,507	181,908	100,943	98,922	35,575	46,923	30,325	665,103
Realized and unrealized gains (losses) on investments, net	168	(191)	(12,398)	(45,999)	(6,427)	(4,812)	(5,990)	(75,649)
Other income (loss), net	(590)	(12,837)	35,921	165	24,181	1,713	(18,075)	30,478
Total other income (loss)	(422)	(13,028)	23,523	(45,834)	17,754	(3,099)	(24,065)	(45,171)
Income (loss) before income taxes	(32,574)	196,594	(37,224)	(30,509)	5,992	8,315	(37,451)	73,143
Income tax expense (benefit)	(8,160)	4,488	(7,371)	—	(3,728)	(2,094)	59	(16,806)
Net income (loss)	(24,414)	192,106	(29,853)	(30,509)	9,720	10,409	(37,510)	89,949
Noncontrolling interests in income (loss) of consolidated subsidiaries	(42)	—	(146)	—	—	—	(1,112)	(1,300)
Dividends on preferred stock	—	—	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$(24,372)	$192,106	$(29,707)	$(30,509)	$9,720	$10,409	$(58,793)	$68,854

As of March 31, 2023
Total Assets	$1,955,613	$10,161,889	$5,030,161	$9,437,577	$2,530,135	$2,180,520	$522,756	$31,818,651
Total Rithm Capital stockholder’s equity	$330,404	$3,263,251	$2,024,148	$1,039,411	$242,513	$507,510	$(513,031)	$6,894,206

	Origination and Servicing			Residential Securities, Properties and Loans
Fourth Quarter 2022	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$338,732	$114,191	$—	$—	$—	$—	$452,923
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(108,914))	—	(151,389)	(10,639)	—	—	—	—	(162,028)
Servicing revenue, net	—	187,343	103,552	—	—	—	—	290,895
Interest income	30,498	68,733	62,836	110,703	20,661	53,119	18,991	365,541
Gain on originated mortgage loans, held-for-sale, net	115,357	3,862	—	—	(13,253)	—	—	105,966
Total revenues	145,855	259,938	166,388	110,703	7,408	53,119	18,991	762,402
Interest expense	34,992	70,254	29,663	85,870	25,264	25,651	11,556	283,250
G&A and other	177,283	98,358	68,357	1,317	13,137	18,028	21,000	397,480
Total operating expenses	212,275	168,612	98,020	87,187	38,401	43,679	32,556	680,730
Realized and unrealized gains (losses) on investments, net	—	50	(2,138)	3,760	3,973	14,017	(9,898)	9,764
Other income (loss), net	961	(2,047)	(1,711)	(1,648)	21,660	(897)	(19,968)	(3,650)
Total other income (loss)	961	(1,997)	(3,849)	2,112	25,633	13,120	(29,866)	6,114
Income (loss) before income taxes	(65,459)	89,329	64,519	25,628	(5,360)	22,560	(43,431)	87,786
Income tax expense (benefit)	(16,311)	(5,472)	6,912	—	(946)	(2,229)	(1)	(18,047)
Net income (loss)	(49,148)	94,801	57,607	25,628	(4,414)	24,789	(43,430)	105,833
Noncontrolling interests in income (loss) of consolidated subsidiaries	551	—	2,720	—	—	—	(1,603)	1,668
Dividends on preferred stock	—	—	—	—	—	—	22,411	22,411
Net income (loss) attributable to common stockholders	$(49,699)	$94,801	$54,887	$25,628	$(4,414)	$24,789	$(64,238)	$81,754

As of December 31, 2022
Total Assets	$2,491,107	$10,098,976	$5,443,547	$8,923,620	$2,577,698	$2,367,698	$576,690	$32,479,336
Total Rithm Capital stockholder’s equity	$355,492	$3,265,986	$2,123,357	$716,372	$367,819	$608,301	$(494,326)	$6,943,001

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is an asset manager focused on the real estate and financial services industries. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services. The Company seeks to provide attractive risk-adjusted returns across interest rate environments. Since inception in 2013, Rithm Capital has delivered approximately $4.6 billion in dividends to shareholders. Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com